                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               FEBRUARY 1, 2001


                                MAIL.COM, INC.
----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                                                       13-3787073
(State or other jurisdiction of             000-26371                   (I.R.S. Employer
         incorporation)              (Commission File Number)          Identification No.)


                            11 BROADWAY, 6TH FLOOR
                              NEW YORK, NY 10004
-----------------------------------------------------------------------------
                   (Address of principal executive offices)



Registrant's telephone number, including area code               (212) 425-4200



                                     N/A
------------------------------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report

ITEM 5. OTHER EVENTS

        Mail.com, Inc. ("Mail.com") announced that it has entered into a note exchange agreement (the "Note Exchange Agreement"). Under the terms of the agreement, Mail.com will issue $11,694,000 principal amount of a new series of 10% Senior Convertible Notes due January 8, 2006 (the "Exchange Notes") in exchange for the cancellation of $38,980,000 principal amount of its 7% Convertible Subordinated Notes due February 1, 2005. The completion of the note exchange is subject to compliance with applicable NASDAQ stock market rules.

        The Exchange Notes are joint and several obligations of Mail.com and its subsidiaries Mail.com Business Messaging Services, Inc. and The Allegro Group, Inc. (collectively, the "Companies").

        The Exchange Notes bear interest semi-annually at the rate of 10% per annum. One half of each interest payment is payable in cash and one half is payable in shares of Mail.com Class A common stock, par value $.01 per share ("Class A common stock"), until 18 months after the closing date of the financing. Thereafter, one half of each interest payment may be paid in shares of Class A common stock at the option of the Companies. For purposes of determining the number of shares issuable upon payment of interest in shares of Class A common stock, such shares will be deemed to have a value equal to the applicable conversion price at the time of payment.

        Each of the Exchange Notes is convertible at any time at the option of the holder into Class A common stock at an initial conversion price equal to $1.30 per share. The conversion price is subject to anti-dilution adjustments.

        The Companies may, at their option, prepay the Exchange Notes, in whole or in part, at any time (i) on or after the third anniversary of the closing date of the financing, (ii) if the closing price of the Class A common stock on the NASDAQ stock market, or other securities market on which the Class A common stock is then traded, is at or above $5.00 per share (such amount to be appropriately adjusted in the event of a stock split, stock dividend, stock combination or recapitalization or similar event having a similar effect) for 30 consecutive trading days or (iii) Mail.com desires to effect a merger, consolidation or sale of all or substantially all of its assets in a manner that is prohibited by the Note Purchase Agreement between Mail.com and the initial purchasers of the Exchange Notes (the "Note Purchase Agreement") and the holders of the Exchange Notes fail to consent to a waiver of such prohibition to permit such merger, consolidation or sale.

        The Note Exchange Agreement contains certain customary covenants and events of default, including certain limitations on the ability of the Companies to incur additional indebtedness and additional liens on its assets.

        The Exchange Notes are unsecured.

        Mail.com granted shelf and piggyback resale registration rights to the holders of the Exchange Notes with respect to the shares of Class A common stock issuable upon conversion of the Exchange Notes or in payment of interest on the Exchange Notes pursuant to a Registration Rights Agreement. If the registration statement filed in connection with a shelf demand registration under the Registration Rights Agreement shall not become effective on or before 120 days after the closing date of the issuance of the Exchange Notes, or if once effective shall cease to be effective at any time after such 120 day period (other than during certain 60 day blackout periods contained in the Registration Rights Agreement), other than by reason of a material misstatement or omission or alleged misstatement or omission with respect to information furnished by the holders of registrable securities under the registration statement for use in the registration statement or prospectus contained therein, then Mail.com shall pay to each such holder an amount equal to 1% per month (2% per month if the registration statement has not become effective initially on or before 240 days after the closing date of the issuance of the Exchange Notes) of the principal amount of the Exchange Notes held by such holder (pro rated for partial months) from such 120th day or 240th day, as applicable, until the registration statement becomes effective or becomes effective once again or until the second anniversary of the issuance of the Exchange Notes.

        A copy of the Note Exchange Agreement and the Registration Rights Agreement are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


        Exhibit 99.1 Note Exchange Agreement dated as of January 31, 2001, by and among Mail.com, Inc., Mail.com Business Messaging Services, Inc., The Allegro Group, Inc. and the purchasers listed therein.*

        Exhibit 99.2 Registration Rights Agreement dated as of January 31, 2001, by and among Mail.com, Inc. and the holders of Exchange Notes listed therein.

* Disclosure schedules and other attachments to the Note Exchange Agreement are omitted, but will be furnished supplementally to the Commission upon request.

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 7, 2001


                                                   MAIL.COM, INC.



                                                  By:    s/Thomas Murawski
                                                         ----------------------
                                                         Thomas Murawski
                                                         Chief Executive Officer

                                  EXHIBIT INDEX


        Exhibit 99.1 Note Exchange Agreement dated as of January 31, 2001, by and among Mail.com, Inc., Mail.com Business Messaging Services, Inc., The Allegro Group, Inc. and the purchasers listed therein.*

        Exhibit 99.2 Registration Rights Agreement dated as of January 31, 2001, by and among Mail.com, Inc. and the holders of Exchange Notes listed therein.

* Disclosure schedules and other attachments to the Note Exchange Agreement are omitted, but will be furnished supplementally to the Commission upon request.